UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PINPOINT ADVANCE CORP.

(Name of Registrant as Specified In Its Charter)

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PINPOINT ADVANCE CORP.
4 Maskit Street
Herzeliya, Israel 46700

April 8, 2009

Dear Stockholder:

On October 27, 2008, Pinpoint Advance Corp., a Delaware corporation (“Pinpoint”, “we”, “us” or the “Company”), announced that it had entered into a letter of intent (the “LOI”) to effectuate a business combination (the “Business Combination”) with a privately-held company and negotiated and executed a definitive agreement (the “Agreement”) with respect to the Business Combination.

Because one of the parties to the Agreement (the “Objecting Party”) claimed it never released its signature to the Agreement and has indicated its position that no binding agreement currently exists, our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) requires us to distribute to holders of shares of our common stock issued in our initial public offering (“IPO Shares”) all amounts in the trust account (the “Trust Account”) that we established at the consummation of our initial public offering (“IPO”) into which a certain amount of the net proceeds of the IPO were deposited (the “Redemption”). After establishing a reserve for accrued taxes, as of December 31, 2008, approximately $28,491,250 (approximately $9.91 per IPO Share) was in the Trust Account available for the Redemption (the “Redemption Payment”). Our board of directors has determined it to be in the best interests of our stockholders to (i) continue our corporate existence after the Redemption, rather than dissolve the Company as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed, and (iii) retain the Company’s current management while the Company evaluates its options with respect to seeking damages against some of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company. To accomplish these goals, our board of directors believes it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the blank check company provision which requires us to dissolve following the distribution of the Trust Account, (ii) adjust our capital structure to create a new class of common stock called Class A Common Stock, and (iii) exchange each share of common stock currently held by our initial stockholders (the “Founder Shares”) for five shares of Class A Common Stock (the “Class A Shares”).

Accordingly, we have called a special meeting of stockholders (the “Special Meeting”) to be held at 10:00 a.m. Eastern Time on May 15, 2009 at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, New York, 10017 at which you will be asked to consider and vote on the following proposals to amend our Amended and Restated Certificate of Incorporation:

•	The Class A Exchange Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock and exchange each Founder Share for five shares of Class A Common Stock (“Proposal 1” or the “Exchange Proposal”);
•	The Redemption and Distribution Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed (“Proposal 2” or the “Redemption and Distribution Proposal”);
•	The Elimination Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex I to eliminate the blank check company restrictions by amending Article THIRD and deleting Article SIXTH in its entirety (“Proposal 3” or the “Elimination Proposal” and, collectively with the Exchange Proposal and the Redemption and Distribution Proposal, the “Amendment Proposals”);

•	The Dissolution Proposal — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex II to the accompanying proxy statement in the event the Amendment Proposals are not approved (“Proposal 4” or the “Dissolution Proposal”);
•	The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Amendment Proposals, or the Dissolution Proposal — we refer to this proposal as the adjournment proposal (“Proposal 5” or the “Adjournment Proposal”); and
•	such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 8, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. All holders of our common stock on the record date will be entitled to vote on the Exchange Proposal, the Redemption and Distribution Proposal, the Elimination Proposal, the Dissolution Proposal and the Adjournment Proposal and will be entitled to one vote for each share of record owned by the holder.

The Dissolution Proposal will not be presented for a vote at the Special Meeting if the Amendment Proposals are approved. If the Amendment Proposals are not approved, stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized.

After careful consideration, our board of directors has determined that each of the proposals is fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the Exchange Proposal, “FOR” the adoption of the Redemption and Distribution Proposal, “FOR” the adoption of the “Elimination Proposal” and “FOR” the Adjournment Proposal. If you vote “AGAINST” any of the Amendment Proposals, our board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of the Dissolution Proposal and “FOR” the Adjournment Proposal.

Enclosed is a Notice of Special Meeting and proxy statement containing detailed information concerning each of the proposals. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully. We look forward to seeing you at the Special Meeting.

Sincerely,

Adiv Baruch
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if the attached proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement is dated April 8, 2009 and is first being mailed to stockholders on or about April 13, 2009.

PINPOINT ADVANCE CORP.
4 Maskit Street
Herzeliya, Israel 46700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2009

To the Stockholders of Pinpoint Advance Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”), including any adjournments or postponements thereof, of Pinpoint Advance Corp., a Delaware corporation (“we”, “us”, “Pinpoint” or the “Company”), will be held at 10:00 a.m., Eastern Time, on May 15, 2009, at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, at which you will be asked to consider and vote upon the following:

•	The Class A Exchange Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock and exchange each Founder Share for five shares of Class A Common Stock (“Proposal 1” or the “Exchange Proposal”);
•	The Redemption and Distribution Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed (“Proposal 2” or the “Redemption and Distribution Proposal”);
•	The Elimination Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex I to eliminate the blank check company restrictions by amending Article THIRD and deleting Article SIXTH in its entirety (“Proposal 3” or the “Elimination Proposal” and, collectively with the Exchange Proposal and the Redemption and Distribution Proposal, the “Amendment Proposals”);
•	The Dissolution Proposal — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex II to the accompanying proxy statement in the event the Amendment Proposals are not approved (“Proposal 4” or the “Dissolution Proposal”);
•	The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Amendment Proposals, or the Dissolution Proposal — we refer to this proposal as the adjournment proposal. (“Proposal 5” or the “Adjournment Proposal”); and
•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

These proposals are described in more detail in the attached proxy statement, which we urge you to read in its entirety before voting.

Our board of directors has fixed the close of business on April 8, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of the stockholders entitled to vote as of the record date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, telephone number (212) 370-1300 and at the time and place of the Special Meeting during the duration of the Special Meeting.

We will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by our board of directors.

Your Vote is Important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record of our common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Our initial stockholders, including all of our directors, officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, presently own 625,000 shares of common stock, an aggregate of approximately 17.86% of our outstanding shares of common stock (the “Founder Shares”). All of our founding stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in favor of each of the proposals.

If the Exchange Proposal is approved, our initial stockholders, including all of our directors, officers and their affiliates, who purchased or received shares of our common stock prior to our IPO, will receive 3,125,000 shares of Class A Common Stock in exchange for their 625,000 shares of common stock. Our initial stockholders are not entitled to participate in the liquidation of the Trust Account. Following such exchange, they will own 100.0% of our outstanding Class A Common Stock and approximately 90.0% of our aggregate outstanding shares of common stock. If the Redemption and Distribution Proposal is approved, holders of the IPO Shares will receive total consideration of $28,491,250 in cash and approximately 359,375 shares of our common stock. Holders of the IPO Shares will own 100% of our outstanding common stock and approximately 10.0% of our aggregate outstanding shares of ordinary common stock. If the Elimination Proposal is approved, the Company will continue its corporate existence without any of the blank check restrictions previously applicable to it and the warrants issued in the Company’s IPO will remain outstanding in accordance with their terms and will become exercisable upon the consummation of any business combination following the stockholder approval of the Amendment Proposals. The exchange of the Founders Shares, the distribution of the Trust Account and our common stock to the holders of the IPO Shares and the elimination of the blank check company restrictions from our Amended and Restated Certificate of Incorporation are collectively referred to as the “Reorganization Process”. The effectuation of the Reorganization Process is conditioned upon the approval of the Amendment Proposals, which means stockholders must approve each of the Exchange Proposal, the Redemption and Distribution Proposal and the Elimination Proposal in order for our corporate existence to continue. Therefore, a vote against any one of the Amendment Proposals may have the effect of a vote against all the Amendment Proposals because their effectiveness is mutually conditioned. If any of the Amendment Proposals are not approved, the Dissolution Proposal will be presented for a vote at the Special Meeting. If the Company commences proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account, the warrants will become worthless.

Under our Amended and Restated Certificate of Incorporation, approval of the proposals will require the affirmative vote of a majority of the shares of our common stock issued and outstanding on the record date.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, IT WILL BE TREATED AS A VOTE FOR THE PROPOSALS 1, 2, 3 AND 5 AND AGAINST PROPOSAL 4.

We are soliciting the proxy on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

Our board of directors unanimously recommends that you vote “FOR” Proposal 1, the Exchange Proposal, “FOR” Proposal 2, the Redemption and Distribution Proposal, “FOR” Proposal 3, the Elimination Proposal and “FOR” Proposal 5, the Adjournment Proposal. If the Amendment Proposals are not approved at the Special Meeting, then our board of directors unanimously recommends that you vote “FOR” Proposal 4, the Dissolution Proposal and “FOR” Proposal 5, the Adjournment Proposal.

By Order of the Board of Directors,

Adiv Baruch
Chief Executive Officer

April 8, 2009

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
PINPOINT ADVANCE CORP.

i

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving this proxy statement?

We were incorporated in Delaware on September 6, 2006 as a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a business that has operations or facilities located in Israel or which is a company operating outside of Israel, which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector. A registration statement for our initial public offering (“IPO”) was declared effective on April 19, 2007. On April 25, 2007, we consummated our initial public offering of 2,500,000 units at a price per unit of $10.00. On May 2, 2007, we consummated the closing of 375,000 Units subject to the underwriters’ over-allotment option. The 2,875,000 Units sold in the IPO generated total gross proceeds of $28,750,000. Of this amount, $28,366,000 was placed in trust. Each unit consisted of one share of common stock and one redeemable common stock purchase warrant. Like most blank check companies, our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides for the return of the IPO proceeds held in the trust account (the “Trust Account”) to the holders of shares of common stock sold in the IPO (the “Redemption”) if there is no qualifying business combination(s) consummated before the termination date, as defined in our Amended and Restated Certificate of Incorporation. Our Amended and Restated Certificate of Incorporation provides that, upon the termination date, the Company will cause its officers to distribute the amounts in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence) to the holders of IPO Shares as promptly as possible. Further, our Amended and Restated Certificate of Incorporation requires that after the distribution of the amounts in the Trust Account, the officers of the Company shall take such action necessary to dissolve and liquidate the Company as soon as reasonably practicable.

Our Amended and Restated Certificate of Incorporation defines the “Termination Date” as the later of the following dates: 18 months after the consummation of the IPO or 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18-month period. On October 27, 2008, we announced that we had entered into a letter of intent (the “LOI”) to effectuate a business combination (the “Business Combination”) with a privately-held company and negotiated and executed a definitive agreement (the “Agreement”) with respect to the Business Combination. Because one of the parties to the Agreement (the “Objecting Party”) claimed it never released its signature to the Agreement and has indicated its position that no binding agreement currently exists, our Amended and Restated Certificate of Incorporation requires us to effectuate the Redemption.

In view of the preceding, it is no longer possible for us to consummate a qualifying business combination prior to the Termination Date. Accordingly, pursuant to our Amended and Restated Certificate of Incorporation we are required to take the necessary actions to return to the holders of our common stock the amounts held in the Trust Account (plus any other net assets of the Company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Company’s remaining existence). As of December 31, 2008, approximately $28,491,250 (approximately $9.91 per IPO Share) was in the Trust Account (the “Redemption Payment”), after establishing a reserve for accrued taxes and expenses. Our board of directors has determined it to be in the best interests of our stockholders to (i) continue our corporate existence after the payment of Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed, and (iii) retain the Company’s current management while the Company evaluates its options with respect to seeking damages against certain of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company. To accomplish these goals, our board of directors believes it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the Redemption Payment, and (ii) adjust our capital structure to create a new class of common stock.

We will hold a special meeting (the “Special Meeting”) of our stockholders to obtain their approval for these proposals. This proxy statement contains important information about the proposals. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

What is being voted on?

There are five proposals on which you are being asked to vote.

The first proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock and exchange each Founder Share into five shares of Class A Common Stock (collectively, the “Exchange”).

The second proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation to redeem the IPO Shares for cash (the “Redemption”), and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed (the “Distribution”).

The third proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex I to remove the blank check company restrictions from our Amended and Restated Certificate of Incorporation, which, among other things, requires us to dissolve following the Redemption Payment (the “Elimination”).

The fourth proposal is to approve the dissolution of the Company and the proposed Plan of Distribution in the form of Annex II in the event the Amendment Proposals are not approved.

The fifth proposal is to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to effect any of the Exchange, Redemption and Distribution or the Dissolution.

Neither the fourth nor the fifth proposal will be presented to stockholders at the Special Meeting if the Amendment Proposals have already been approved.

It is important for you to note that in the event that neither the Amendment Proposals nor the Dissolution Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Amendment Proposals are not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek such approval.

What is the difference between IPO Shares and Founder Shares?

IPO Shares refer to the 2,875,000 shares of our common stock that were issued in our initial public offering or purchased following the IPO in the open market from the purchasers in the IPO. Founder Shares refer to 625,000 shares of our common stock that were issued to our directors and officers and their affiliate, who we collectively refer to as Insider Stockholders, prior to our initial public offering. On the record date, there were 3,500,000 shares of our common stock outstanding, of which 2,875,000 shares were IPO Shares.

Why are we proposing the Amendment Proposals?

Our board of directors has determined it to be in the best interests of our remaining stockholders to (i) continue our corporate existence after the Redemption Payment, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed, and (iii) retain the Company’s current management while the Company evaluates its options with respect to seeking damages against certain of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company. To accomplish these goals, our board of directors believes that it is necessary to modify our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the Redemption Payment, and (ii) adjust our capital structure to create a new class of common stock.

Accordingly, the Company’s stockholders are being asked to approve the amendment of our Amended and Restated Certificate of Incorporation to (i) modify the Company’s current capital structure and (ii) permit the Company to continue its corporate existence (rather than dissolving, as currently required by our Amended and Restated Certificate of Incorporation) following the Redemption Payment and to do so with a corporate charter that does not contain blank check company-related provisions. Specifically, the Amendment Proposals involve amending our Amended and Restated Certificate of Incorporation to:

•	create a new class of common stock called Class A Common Stock and exchange each Founder Share into five shares of Class A Common Stock;
•	redeem the IPO Shares for cash and in connection with such redemption, distribute one share of common stock for every eight IPO Shares redeemed; and
•	amend Article THIRD and delete Article SIXTH in its entirety, which, among other things, require us to dissolve following the Redemption Payment.

Each of these proposals must be approved at the Special Meeting in order for the Company to effectuate the Reorganization Process. If the Amendment Proposals are approved, we intend to pursue the acquisition of one or more operating businesses. See the section entitled “Background Information-Continuation of the Company Following the Distribution of the Trust Account.” As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Amendment Proposals at the Special Meeting. The Company’s second amended and restated Certificate of Incorporation, as it will be filed with the Secretary of State of Delaware if the Amendment Proposals are approved is attached as Annex I hereto.

Why are we proposing the Dissolution Proposal?

The Dissolution Proposal will not be presented for a vote at the Special Meeting if the Amendment Proposals are approved. If the Amendment Proposals are not approved at the Special Meeting, the Company cannot effectuate the Reorganization Process. Therefore, a vote against any one of the Amendment Proposals may have the effect of a vote against all the Amendment Proposals because their effectiveness is mutually conditioned. Moreover, Pinpoint will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds from the Trust Account without the approval of a majority of the issued and outstanding shares of Pinpoint common stock in accordance with Delaware law, under which the Company is organized, which is why we are proposing the Dissolution Proposal. Accordingly, if you do not vote in favor of the Amendment Proposals, you should vote in favor of the Dissolution Proposal.

Why is the Company proposing to modify its capital structure?

Our board of directors believes it is essential, and in the best interest of stockholders, to retain the Company’s current management while the Company evaluates its options with respect to seeking damages against certain of the parties to the Agreement and the LOI and continues to seek acquisition targets or other uses for the Company. Our management has operated the Company since its formation and has over 100 years of combined experience in operating public companies. Each of our executive officers has agreed not to take any compensation prior to the consummation of a business combination. Our board of directors is concerned that management will consider leaving the Company, which would limit the Company’s ability to pursue any acquisitions. Thus, our board of directors believes that the best method to motivate management to remain with the Company and meet the Company’s corporate goals is to increase management’s ownership of the Company’s stock. Accordingly, our board of directors is proposing to adjust the Company’s capital structure in accordance with the Exchange Proposal and the Redemption and Distribution Proposal. The Company will effect the adjustment in the Company’s capital structure through the Exchange and the Redemption and Distribution, which are discussed in more detail below. Following the implementation of the Exchange and the Redemption and Distribution, the percentage ownership of the Company’s outstanding common stock held by our initial stockholders, including our executive officers and directors and their affiliates who purchased or received shares of our common stock prior to our IPO, will increase from approximately 17.86% to approximately 90% and the aggregate percentage of the Company’s outstanding common stock owned by all other stockholders will decrease from approximately 82.14% to approximately 10%.

Will I receive anything in the Exchange?

If the Exchange Proposal is approved, we will amend our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock. In connection with the Exchange, the Insider Stockholders will receive 3,125,000 shares of Class A Common Stock in exchange for their 625,000 shares of common stock. Following the Exchange, they will own 100.0% of our outstanding shares of Class A Common Stock, and approximately 90.0% of our aggregate outstanding shares of common stock.

How will the shares of Class A Common Stock differ from our outstanding shares of common stock?

The Class A Shares will have the same rights, preferences and privileges as our common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the shares of Class A Common Stock will not participate in the Redemption. The Class A Shares will be convertible into shares of common stock at any time at the option of the holder.

What will I receive in the Redemption and Distribution?

If the Redemption and Distribution Proposal is approved, the Company will commence the Redemption as soon as practicable after filing the amendment to our Amended and Restated Certificate of Incorporation with the State of Delaware. Your IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the Trust Account, which as of December 31, 2008 is equal to approximately $9.91 per share and (ii) one share of common stock for every eight IPO Shares that are redeemed. Following the Redemption and Distribution, holders of the IPO Shares will own approximately 10.0% of our aggregate shares of issued and outstanding common stock.

Will fractional shares be issued in the Distribution?

Fractional shares will not be issued pursuant to the Distribution. However, the Company will round up the number of shares of common stock that you will receive to the nearest whole number.

What happens to the funds deposited in the Trust Account after completion of the Redemption?

Upon completion of the Redemption, there will not be any funds remaining in the Trust Account.

Who will manage the Company from and after approval of the Amendment Proposals?

From and after the approval of the Amendment Proposals, the Company will be managed by its current management team.

What happens if the Amendment Proposals are not approved?

In order for the Company to effectuate the Reorganization Process, each of the Amendment Proposals must be approved at the Special Meeting. Therefore, a vote against any one of the Amendment Proposals may have the effect of a vote against all the Amendment Proposals because their effectiveness is mutually conditioned. If the Amendment Proposals are not approved, the Dissolution Proposal will be presented at the Special Meeting because stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Accordingly, if the Amendment Proposals are not approved and the Dissolution Proposal is approved, we will commence dissolving, liquidating and winding up. If the Amendment Proposals are not approved and the Dissolution Proposal is not approved, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

Upon notice from us, the trustee of the Trust Account will liquidate the investments constituting the Trust Account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

Separately, we estimate that the dissolution process will cost approximately $50,000. Our officers and directors have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities in excess of the funds in the Trust Account against which our executive officers and directors would be required to indemnify the Trust Account in the event of such dissolution. In the event that such persons indemnifying us are unable to satisfy their indemnification obligation or in the event there are subsequent claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, we currently have no basis to believe there will be any such liabilities or provide an estimate of any such liabilities. The only cost of dissolution we are aware of that would not be indemnified by our officers and directors are the costs associated with any claim for which officers and directors obtained a valid and enforceable waiver.

When do you expect the Redemption and Distribution to be completed?

If the Amendment Proposals are approved, the Redemption and Distribution is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The amendment will be filed as promptly as practicable following the Special Meeting.

What will happen if the Elimination Proposal is approved?

If the Amendment Proposals are approved, we will amend Article THIRD and delete Article SIXTH in its entirety from our Amended and Restated Certificate of Incorporation, which, among other things, require us to dissolve following the distribution of the Trust Account. Following the filing of an amendment to our Amended and Restated Certificate of Incorporation, we will continue our corporate existence without any of the blank check company restrictions that were previously applicable to us.

What happens if I vote against the Amendment Proposals?

If you vote against the Amendment Proposals and the Amendment Proposals are approved by holders of a majority of our issued and outstanding shares of common stock, the Company will effect the Exchange, the Redemption and Distribution and the Elimination. In connection with the Redemption and Distribution you will receive (i) cash equal to a pro rata portion of the proceeds in the Trust Account, which as of December 31, 2008 is equal to approximately $9.91 per share and (ii) one share of common stock for every eight IPO Shares that are redeemed.

What vote is required to adopt the Amendment Proposals?

The adoption of each of the Exchange Proposal, the Redemption and Distribution Proposal and the Elimination Proposal will require the affirmative vote of a majority of our common stock issued and outstanding on the record date.

If approved by stockholders, when will the Amendment Proposals become effective?

If approved by the stockholders of the Company, the Amendment Proposals will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting. Such amendment will not implement any proposal not approved by the stockholders. The Exchange and the Redemption and Distribution are expected to occur as soon as practicable after filing of the amendment.

What’s the relationship between the Amendment Proposals and the Dissolution Proposal and the Adjournment Proposal?

The Adjournment Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Adjournment Proposal) if our stockholders approve either the Amendment Proposals or the Dissolution Proposal.

What’s the relationship between the Amendment Proposals and the Dissolution Proposal?

The Dissolution Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Dissolution Proposal) if our stockholders approve the Amendment Proposals.

What vote is required to adopt the Dissolution Proposal?

The adoption of the Dissolution Proposal requires the affirmative vote of a majority of our common stock issued and outstanding on the record date.

What vote is required to adopt the Adjournment Proposal?

The adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting.

What happens to the company warrants if the Amendment Proposals are approved?

If the Amendment Proposals are approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. It is our position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of the Amendment Proposals. For more information, see the sections entitled “Description of Securities” and “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders.”

What happens to the company warrants if the Amendment Proposals are not approved?

If the Amendment Proposals are not approved, the Dissolution Proposal will be presented to the Special Meeting seeking approval for the Company to commence proceedings to dissolve and liquidate following the distribution of the amounts in the Trust Account and all Company warrants will become worthless.

Since the Company’s IPO prospectus said Pinpoint would dissolve and liquidate if Pinpoint did not complete an acquisition within the time period required, what are my legal rights?

You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets, if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition even if the Amendment Proposals are approved.

What is a quorum?

A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the Special Meeting.

More than one-half of the total number of shares of our common stock entitled to vote at a meeting of stockholders constitutes a quorum and must be represented, either in person or by proxy, in order to transact business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

As of the record date, there were 3,500,000 shares of common stock outstanding. Therefore, 1,750,001 shares must be represented at the Special Meeting in person or by proxy in order for a quorum to exist.

Does the Company’s board of directors recommend voting for the approval of the Amendment Proposals?

Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that each of the Amendment Proposals are fair to, and in the best interests of, the Company and its stockholders and recommends that stockholders vote “FOR” each of the Amendment Proposals.

How is the Company’s management voting?

The Company’s initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of our common stock prior to or following our IPO, presently own an aggregate of approximately 17.86% of our outstanding shares of common stock (625,000 shares). All of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in favor of the Amendment Proposals.

What interests do the Company’s directors and officers have in the approval of the proposals?

The Company’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include control of the Company, the possibility of future compensatory arrangements and the possibility of participation in future financings. See the section entitled “Background Information-Interests of the Company Directors and Officers in the Proposals.”

What if I object to the Amendment Proposals? Do I have appraisal rights?

The Company’s stockholders do not have appraisal rights in connection with the Amendment Proposals under the Delaware General Corporation Law (“DGCL”).

If the Amendment Proposals are approved, what happens next?

If the Amendment Proposals are approved, the Company intends to continue its existence as a corporate entity and pursue the acquisition of one or more operating businesses, subject to several important factors, including the availability of financing and the role and level of involvement of the Company’s current board of directors and management in the Company’s post-blank check company operations. Management will also evaluate its options with respect to seeking damages against certain of the parties to the Agreement and the LOI. Currently, it is anticipated that the Company’s board of directors will continue to serve as directors of the Company through the date of the Special Meeting and will continue thereafter. As of the date of this proxy statement, the Company has not yet commenced legal proceedings, but is exploring all of its alternatives and will not engage in the active identification and pursuit of additional potential acquisitions unless and until our stockholders approve the Amendment Proposals at the Special Meeting. However, we cannot assure you we will be able to acquire an operating business. Following the approval of the Amendment Proposals, we will also (i) exchange the Founder Shares into Class A Shares and (ii) redeem the IPO Shares for cash, and in connection with such redemption, distribute one share of common stock for every eight IPO Shares redeemed (the “Redemption Shares”). The Redemption Shares will be freely tradeable once issued.

What do I need to do now?

We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a stockholder of the Company. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

Yes. Whether or not you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Return the enclosed proxy card in the return envelope provided herewith as soon as possible so that your shares will be represented at the Special Meeting.

What will happen if I abstain from voting or fail to vote?

Your abstention or a failure to vote your shares will have the effect of a vote against each of the Amendment Proposals. It is important for you to note that in the event neither the Amendment Proposals nor the

Dissolution Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Amendment Proposals are not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If you hold your shares in “street name,” your bank or broker cannot vote your shares without specific instructions from you, which are sometimes referred to in this proxy statement as the broker “non-vote” rules. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

If you are a registered holder and you wish to change your vote, please send a later-dated, signed proxy card to our corporate Secretary, Ronen Zadok at the address of our corporate headquarters prior to the date of the Special Meeting or attend the Special Meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Ronen Zadok at the address of our corporate headquarters, provided such revocation is received prior to the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

If you have questions about the proposals, you may write the Company at 4 Maskit Street, Herzeliya, Israel, Attn: Ronen Zadok, Secretary, or call 972 9-9500245. You may also obtain additional information about us from documents that we filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

What is householding?

Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive separate proxy materials, the stockholder may receive printed copies by contacting Ronen Zadok, Secretary, Pinpoint Advance Corp., 4 Maskit Street, Herzeliya, Israel, Attn: Ronen Zadok, Secretary, by mail or by calling 972 9-9500245.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, the application of Rule 419 or other restrictions to future financings or business combinations involving the Company and the Company’s ability to finance and consummate acquisitions following the distribution of the funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting

We are furnishing this proxy statement to Company stockholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting of the Company stockholders to be held on May 15, 2009, and at any adjournment or postponement thereof. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m. Eastern Time on May 15, 2009 at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th floor, New York, NY, 10017, to vote on each of the Amendment Proposal and the Adjournment Proposal.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

•	The Class A Exchange Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock and exchange each Founder Share for five shares of Class A Common Stock (“Proposal 1” or the “Exchange Proposal”);
•	The Redemption and Distribution Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation to redeem the IPO Shares for cash from the trust account in an amount per share not less than the amount required by our Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed (“Proposal 2” or the “Redemption and Distribution Proposal”);
•	The Elimination Proposal — the approval of an amendment to our Amended and Restated Certificate of Incorporation in the form of Annex I to eliminate the blank check company restrictions by amending Article THIRD and deleting Article SIXTH in its entirety (“Proposal 3” or the “Elimination Proposal” and, collectively with the Exchange Proposal and the Redemption and Distribution Proposal, the “Amendment Proposals”);
•	The Dissolution Proposal — the approval of the dissolution of the Company and the proposed Plan of Distribution in the form of Annex A to the accompanying proxy statement in the event the Amendment Proposals are not approved (“Proposal 4” or the “Dissolution Proposal”); and
•	The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Amendment Proposals or the Dissolution Proposal — we refer to this proposal as the adjournment proposal (“Proposal 5” or the “Adjournment Proposal”).

Record Date; Who is Entitled to Vote

The record date for the Special Meeting is April 8, 2009. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the Special Meeting. On the record date, there were 3,500,000 outstanding shares of our common stock. Record holders are entitled to one vote at the Special Meeting for each share of record owned by the holder.

The Amendment Proposals will be submitted to the holders of the outstanding shares of the Company’s common stock as of the record date. The Adjournment Proposal will not be presented to our stockholders for a vote at the Special Meeting (i.e., the polls will not be opened for voting on the Adjournment Proposal) unless our stockholders have neither approved the Amendment Proposals nor the Dissolution Proposal. It is important for you to note that in the event neither the Amendment Proposals nor the Dissolution Proposal receive the necessary vote to approve such proposals, we will not be authorized to distribute the funds held in the Trust Account to holders of the IPO Shares. If the Amendment Proposals are not approved and there are insufficient votes to approve the Dissolution Proposal available at the meeting, the Company’s Board of Directors may seek to adjourn or postpone the Special Meeting to continue to seek such approval.

Any shares of common stock held by our officers and directors will be voted in favor of each of the Amendment Proposals, the Dissolution Proposal and the Adjournment Proposal. As of the record date, the Company’s officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned, either directly or beneficially, and were entitled to vote, 625,000 shares, or approximately 17.86% of the Company’s outstanding common stock.

Our issued and outstanding warrants do not have voting rights and record holders of the warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

Each share of the Company’s common stock that you own in your name entitles you to one vote. Your one or more proxy cards show the number of shares of our common stock that you own. There are two ways to vote your shares of common stock:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board of directors, “FOR” the Amendment Proposals and “FOR” the Adjournment Proposal (if neither the Amendment Proposals nor the Dissolution Proposal is approved).
•	You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Recommendation of Our Board of Directors

After careful consideration of each of the proposals, our board of directors has determined unanimously that each of the Amendment Proposals and the Adjournment Proposal is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the board of directors has unanimously approved and declared advisable each of the Amendment Proposals and the Adjournment Proposal and unanimously recommends that stockholders vote or instruct their vote to be cast “FOR” each of the Amendment Proposals and the Adjournment Proposal.

Interests of Directors and Officers in the Proposals

When you consider the recommendation of our board of directors that you vote in favor of each of the Amendment Proposals and the Adjournment Proposal, you should keep in mind that certain of our directors and officers have interests in the proposals that are different from, or in addition to, your interests as a stockholder. It is anticipated that after the approval of the proposals, the current directors and officers will continue in their positions.

If the proposals are not approved, the shares of common stock issued to our Insider Stockholders at a price per share of $0.02 prior to our IPO will be worthless because our officers and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon liquidation with respect to such shares. Accordingly, our officers and directors who acquired shares of our common stock prior to our IPO will benefit if the Amendment Proposals are approved because they will continue to hold their shares and will receive the Class A Shares as described herein. If the Amendment Proposals are approved, such persons will own approximately 90.0% of the Company’s outstanding common stock and will effectively control the Company.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call our Secretary, Ronen Zadok, at +972 9-9500245.

Quorum; Vote Required

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock entitled to vote at a meeting of stockholders are present in person or by proxy. Abstentions will count as present for the purpose of establishing a quorum.

Adoption of each of the Amendment Proposals and the Dissolution Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock. Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting.

If the Amendment Proposals are approved by stockholders at the Special Meeting, the Dissolution Proposal and the Adjournment Proposal will not be presented at the Special Meeting for approval.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the stock exchanges, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Special Meeting.

The Amendment Proposals and the Dissolution Proposal each require the affirmative vote of a majority of our common stock issued and outstanding shares on the record date. Therefore, a failure to vote will have the effect of a vote against each of the Amendment Proposals and the Dissolution Proposal.

No Additional Matters May Be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Amendment Proposals, the Adjournment Proposal and the Dissolution Proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;
•	you may notify Ronen Zadok in writing before the Special Meeting that you have revoked your proxy; or
•	you may attend the Special Meeting, revoke your proxy and vote in person, as indicated above.

Appraisal or Dissenters Rights

No appraisal rights are available under the DGCL to our stockholders in connection with the proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the Special Meeting.

Stock Ownership

On the record date, our officers, directors and affiliates who purchased or received shares of common stock prior to our IPO owned an aggregate of 625,000 shares of our common stock, or approximately 17.86% of our outstanding shares. All of our initial stockholders have agreed to vote the shares of common stock owned by them in favor of the proposals. See the section “Beneficial Ownership of Securities” for the individual holdings of our officers, directors and each person known to us to be the owner of more than 5% of our outstanding shares of common stock.

Possible Claims Against Pinpoint

You should be aware that because we stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements to distribute the amount in the IPO trust account and any remaining net assets if we did not complete an acquisition within the required time period, you may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Even if you do not pursue such claims, others may. We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. If such claims are made, it could impair our ability to complete an acquisition even if the Amendment Proposals are approved.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON May 15, 2009.

The proxy statement is available at www.vfnotice.com/pinpoint. The following items are available at such web site:

•	The proxy statement being issued in connection with the 2009 Special Meeting of Stockholders; and
•	The proxy card for use in connection with the 2009 Special Meeting of Stockholders.

IMPORTANT

PLEASE CONTACT RONEN ZADOK AT 972 9-9500245 IF YOU WOULD LIKE INFORMATION ON HOW TO OBTAIN DIRECTIONS TO BE ABLE TO ATTEND THE MEETING AND VOTE IN PERSON. WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

BACKGROUND INFORMATION

General

We were incorporated in Delaware on September 6, 2006 as a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of or, engaging in any similar business combination with a business that has operations or facilities located in Israel or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector.

Initial Public Offering

A registration statement for our initial public offering was declared effective on April 19, 2007 and we consummated our initial public offering of 2,500,000 units at a price per unit of $10.00. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on April 19, 2011 or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $7.50 per share. On May 2, 2007, we consummated the closing of 375,000 units subject to the underwriters’ over-allotment option. The 2,875,000 units sold in the IPO generated total gross proceeds of $28,750,000. Of this amount, $28,366,000 was placed in the trust account.

According to the Company’s Amended and Restated Certificate of Incorporation, the proceeds in the trust account will be released either upon the consummation of a business combination or upon the liquidation of the Trust Account. As of December 31, 2008, approximately $28,491,250 is held in deposit in the trust account, after establishing a reserve for accrued taxes and other expenses anticipated in connection with the matters set forth herein.

Our Amended and Restated Certificate of Incorporation requires us to promptly distribute to the holders of the IPO Shares the amount in our Trust Account, including any accrued interest, if we do not effect a business combination as described in the registration statement for our IPO within 18 months after the consummation of our IPO, or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO and the business combination has not been consummated within such 18 month period.

Status of Business Combination

On October 27, 2008, we announced that we had entered into the LOI to effectuate the Business Combination. The Company believes a binding, definitive agreement was executed by all parties and is currently reviewing all available legal options.

One of the two largest shareholders of the company with which we were proposing to effectuate the Business Combination, and whose prior written consent was required, claimed it never released its signature to the Agreement and has indicated its position that no binding agreement currently exists. If we do not effect a qualifying business combination as described in our IPO registration statement within the 18 month, or 24 month if certain criteria are met, window following the consummation of our IPO, we are required by our Amended and Restated Certificate of Incorporation to distribute to the holders of the IPO Shares the amount in our Trust Account as soon as practicable, and commence proceedings to dissolve and liquidate the Company.

Because of the status of the Agreement, it is no longer possible for the Company to consummate a qualifying business combination prior to the Termination Date. Accordingly, pursuant to our Amended and Restated Certificate of Incorporation we are required to take the necessary actions to return to the holders of our common stock the amounts held in the Trust Account. Our board of directors determined it to be in the best interests of our stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, (ii) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed, and (iii) retain the Company’s current management while the Company continues to seek acquisition targets.

Distribution of the Trust Account

The Company intends to distribute the amounts in the Trust Account promptly after stockholder approval of the Amendment Proposals, or alternatively, the Dissolution Proposal. As of December 31, 2008, after establishing a reserve for accrued taxes and other expenses anticipated in connection with the matters set forth herein, there was approximately $28,491,250 (approximately $9.91 per IPO Share) in the trust account. Only holders of the IPO Shares are entitled to receive proceeds from the distribution of the Trust Account. We have accrued and unpaid liabilities of approximately $76,001 as of the date of this notice. Certain of our executive officers have agreed to indemnify us against any claims of vendors or creditors, to the extent we failed to obtain valid and enforceable waivers from such entities, that they are owed money by us for services rendered or products to ensure that the proceeds in the Trust Account are not reduced by such claims. However, we cannot assure you that our officers will be able to satisfy those obligations. As a result, the indemnification described above may not effectively mitigate the risk of creditors’ claims upon the amounts distributed to the stockholders from the Trust Account. Under Delaware law, holders of the IPO Shares could be required to return a portion of the distributions they receive up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts they separately receive.

Factors Considered by Pinpoint’s Board of Directors

In evaluating whether we take steps to continue our corporate existence following distribution of the trust fund, rather than effecting a dissolution, our board of directors took into account that we had stated in our IPO prospectus that we would dissolve and liquidate, and would not propose to amend the requirements in our certificate of incorporation to distribute the amount in the IPO trust account and any remaining net assets if we did not complete a business combination within the required time period. In determining the advisability of the proposed amendments to our certificate of amendment that are being voted upon pursuant to the Amendment Proposals, which is inconsistent with the course of action described in our IPO prospectus, our board of directors took into account, among other things, the following:

•	We are in a dispute with the target company we had identified for a potential business combination. We believe extending our corporate existence will allow us to pursue appropriate legal remedies against such target company, which remedies (anticipated to be, should we be successful in prosecuting our claims, in the form of monetary compensation) will inure to the benefit of our remaining stockholders
•	In addition to the fact stockholders will receive their pro rata portion of the amounts held in our trust account, as originally contemplated in our original offering prospectus, we believe approval of the Amendment Proposals will give stockholders an opportunity to realize further value from their investment in Pinpoint in the event we (a) receive monetary damages from the target company with which we are currently in dispute and/or (b) are able to consummate a business combination at any time in the future
•	Investors are being afforded the opportunity to vote on the Proposals and receive their pro rata portion of our trust account without regard to whether they vote “for” or “against” any of the Amendment Proposals and without regard to whether the Amendment Proposals are approved or voted down; and
•	Our warrants would become worthless if the Amendment Proposals are not approved.

Based in part on the foregoing, our board of directors determined that allowing Pinpoint to continue as a going concern following liquidation of the trust account is advisable. Accordingly, the board determined it is appropriate to provide this option to Pinpoint’s stockholders for consideration at the Special Meeting, notwithstanding that this course of action is inconsistent with the disclosure in our IPO prospectus. This determination was made by unanimous decision of all of the members of our board of directors, each of whom have interests in the proposals that are different from, or may be in addition to, your interests and which are described below under the heading “ — Interests of Pinpoint Directors and Officers in the Proposals.”

Continuation of the Company Following the Distribution of the Trust Fund

General

Our board of directors has determined it to be in the best interests of our remaining stockholders to (i) continue our corporate existence after the distribution of the Trust Account, rather than dissolve as required by our Amended and Restated Certificate of Incorporation, and (ii) retain the Company’s current management while the Company evaluates its options with respect to seeking damages against some of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company. The purpose of the Amendment Proposals is to accomplish these goals, by modifying our Amended and Restated Certificate of Incorporation to (i) eliminate the provision which, among other blank check company restrictions, requires us to dissolve following the Redemption and to (ii) adjust our capital structure through the

Exchange and the Redemption and Distribution. Although continuation of our corporate existence differs from our initial intention as stated in our IPO, as stated above, management believes it is in the best interest of our stockholders to do so. However, because our board has elected to propose changes to our Amended and Restated Certificate of Incorporation, we could potentially face claims for violation of securities laws.

Exchange

If the Amendment Proposals are approved, the Company will implement the Exchange. The Exchange permits the Company to create a new class of common stock called Class A Common Stock. The Class A Common Stock will have the same rights, preferences and privileges as our current shares of common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the Class A Shares will not participate in the Redemption. Following the creation of the Class A Common Stock, we will exchange each Founder Share into five shares of Class A Common Stock. Founder Shares refer to the 625,000 shares of our common stock that were issued to our Insider Stockholders prior to our initial public offering. Holders of the IPO Shares will not participate in the Exchange. Following the Exchange and Redemption and Distribution described below, the Insider Stockholders will own 100.0% of the Class A Common Stock and approximately 90.0% of the Company’s aggregate outstanding shares of common stock. If the Exchange Proposal is approved, the Exchange will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting.

Redemption and Distribution

Upon approval of the Amendment Proposals and following the implementation of the Exchange, the Company will effect the Redemption and Distribution. Under the terms of the Redemption and Distribution, all IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the Trust Account, which as of December 31, 2008 is equal to approximately $9.91 per share and (ii) one share of common stock for every eight IPO Shares that are redeemed. While fractional shares of common stock will not be issued pursuant to the Distribution, the Company will round up the number of shares of common stock that you will receive to the nearest whole number. The Founder Shares will not participate in the Redemption or Distribution. Following the Redemption and Distribution, the holders of the IPO Shares as of the Record Date will own approximately 10% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposals are approved, the Redemption and Distribution is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting, and upon implementation of the Exchange.

Future Acquisition Plans

If the Amendment Proposals are approved, the Company intends to evaluate its options with respect to seeking damages against some of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company, subject to several important factors, including the availability of financing and the role and level of involvement of the Company’s current board of directors and management in the Company’s merger transaction. We cannot assure you we will be able to acquire an operating business. As an alternative, the Company might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.” As of the date of this proxy statement, the Company has no arrangements in place with any acquisition candidates and will not engage in the active identification and pursuit of potential acquisitions unless and until our stockholders approve the Amendment Proposals at the Special Meeting. Currently, it is anticipated that the members of the Company’s board of directors will continue to serve as directors of the Company through the date of the Special Meeting and may continue thereafter.

In the event the Company enters into a definitive agreement to acquire an operating company, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of the Company, provided that the Company’s common stock is not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under the DGCL. Accordingly, you may not be entitled to vote on any future acquisitions by the Company.

Need for Additional Capital

The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. On December 31, 2008, we had approximately $46,073 in cash outside the trust account. Our balance sheet as of that date reflected total liabilities of approximately $76,001.

The Company does not currently have any specific capital-raising plans. We may receive funds from some or all of our officers or directors, and we may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. We believe that the issuance of equity securities in such a financing will not be subject to stockholder approval if the Company’s common stock is not then listed on a national exchange or traded on Nasdaq. Accordingly, you may not be entitled to vote on any future financing by the Company. Moreover, stockholders have no preemptive or other rights to acquire any securities that the Company may issue in the future.

If the Company is deemed to be a “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in the Company’s Amended and Restated Certificate of Incorporation may apply to any future public offerings by the Company. For more information, see the section below entitled “— Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

Possible Status as “Shell Company” Under Federal Securities Laws

Following stockholder approval of the Amendment Proposals and the implementation of the Redemption, we will be deemed a “shell company” under the federal securities laws. A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations. Shell companies are subject to certain special rules under the federal securities laws, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company, as discussed further below;
•	limitations in the use of certain short-form registration statements under the Securities Act while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;
•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and
•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws, which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 Under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our Amended and Restated Certificate of Incorporation regarding the proceeds of our IPO. Following the amendment of our Amended and Restated Certificate of Incorporation and the distribution of the amounts in the Trust Account, we will be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering. Rule 419 defines a “blank check company” as:

•	a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and
•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although the Company intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Status of Outstanding Warrants Following the Special Meeting of Stockholders

If the Amendment Proposals are not approved, the Company will present the Dissolution Proposal to the Special Meeting in order to obtain stockholder approval to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account and the Company’s warrants will become worthless. If the Amendment Proposals are approved, the Company will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms, which means they will be adjusted to reflect the revised capitalization effected by the Reorganization Process. It is our position the warrants will become exercisable upon our consummation of any merger, capital stock exchange, asset acquisition or other business combination, as opposed to only a “Business Combination” as defined in our current certificate of incorporation (and described in our IPO prospectus). We base this position on the provisions of the warrant certificates which set forth and govern the rights of holders of our warrants, which state the warrants are exercisable for a period commencing on the later of a specified date or the consummation by us of a merger, capital stock exchange, asset acquisition or other similar business combination, without reference to such a transaction being completed within any particular period of time or in any particular industry. Furthermore, the references to a business combination contained in the descriptions of the warrants in the sections of the IPO prospectus describing the exercise of these warrants do not refer to a particular time or industry. The warrant agreement between us and the warrant agent for the warrants states that the warrants may be exercised only during the period commencing on the later of a specified date and our consummation of a business combination as described more fully in our IPO registration statement, and our certificate of incorporation defines a “Business Combination” as “an acquisition, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of the foregoing, of the assets of one or more operating businesses, or one or more operating businesses themselves, with operations or facilities in Israel (or which is a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel), preferably in the technology sector,” which must be completed by the termination date specified therein. Our IPO prospectus likewise described a business combination, and indicated that we would dissolve and liquidate if such a business combination was not completed by a specified date. We do not believe, however, that the language contained in the warrant agreement or that the description of a business combination in our IPO prospectus was intended to be limiting, nor that it overrides the express terms of the warrant certificates.

Nonetheless, Section 3.2 of the warrant agreement that governs the Company’s warrants and the description of “Business Combination” in the IPO prospectus may be interpreted to mean that the warrants are only exercisable for twenty four months from the date of such prospectus and, accordingly, an amendment to the warrant agreement may be necessary. We do not foresee any difficulty in amending the warrant agreement, if necessary, as the only parties to the agreement are the Company and the Company’s transfer agent and such amendment, which would be beneficial to warrant holders, would not require the warrant holders’ consent.

Outstanding warrants may adversely affect the ability of the Company to attract new investors or otherwise obtain financing and may make it more difficult to effect future acquisitions. For information about the warrants, see “Description of Securities.”

Dissolution if the Amendment Proposals are not Approved

If the Amendment Proposals are not approved by the stockholders and the Dissolution Proposal is approved, as required by Delaware law, the Board intends to immediately approve the Plan of Distribution. See “Proposal 4 — the Dissolution Proposal”. If neither the Amendment Proposals nor the Dissolution Proposal is approved and the Adjournment Proposal is approved, the Board of Directors will seek to adjourn or postpone the Special Meeting to continue to seek approval of the proposals.

Interests of Our Directors and Officers in the Proposals

When you consider the recommendations of the Company’s board of directors in favor of the proposals, you should keep in mind that the Company’s Insider Stockholders have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

Control of the Company

If the proposals are approved, Insider Stockholders will own approximately 90% of the Company’s outstanding shares of common stock and will effectively control the Company. As such, Insider Stockholders will control the operations of the Company and benefit from any positive developments relating to the Company.

Compensatory Arrangements for Board of Directors and Management

All of the current members of the Company’s board of directors and management are expected to continue to serve in their current positions following stockholder approval of the Amendment Proposals and the Trust Account distribution. While the Company’s officers and directors do not currently receive any compensation for services rendered to the Company, the Company has made no determinations regarding compensation for its directors or officers following stockholder approval of the Amendment Proposals and the Redemption.

Securities Held by Insider Stockholders

If the Amendment Proposals are not approved, the Company will present to the Special Meeting the Dissolution Proposal in order to obtain stockholder approval to commence proceedings to dissolve and liquidate following distribution of the amounts in the Trust Account. In such event, the warrants and the common stock underlying such warrant sold to our officers and directors in a private placement, as well as the shares of common stock issued to our executive officers and directors at a price per share of $0.02 prior to our IPO will be worthless because such individuals are not entitled to receive any of the net proceeds of the Redemption Payment with respect to the securities previously purchased by them. Accordingly, our officers and directors who acquired securities prior to our IPO will benefit if the Amendment Proposals are approved because they will continue to hold such securities.

Potential Interests of the Insider Stockholders in Future Financings and Acquisitions

Following stockholder approval of the Amendment Proposals and the Redemption, the Company will operate without the blank check company restrictions that are currently set forth in our Amended and Restated Certificate of Incorporation. The board of directors anticipates that the Company will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including officers and directors of the Company. Further, any operating business which the Company may acquire following stockholder approval of the Amendment Proposals, may be affiliated, or have some relationship with, one of our existing officers and directors.

THE AMENDMENT PROPOSALS

Our board of directors has determined it is advisable to amend our Amended and Restated Certificate of Incorporation to adjust our capital structure and to eliminate the blank check company restrictions that require us to dissolve following the distribution of the trust account. In order for the Company to effectuate the Reorganization Process, each of the Exchange Proposal, the Redemption and Distribution Proposal and the Elimination Proposal, which we refer to as the Amendment Proposals collectively, must be approved at the Special Meeting. Therefore, a vote against any one of the Amendment Proposals may have the effect of a vote against all the Amendment Proposals because their effectiveness is mutually conditioned. The Amendment Proposals encompasses three actions that the Company will take to effectuate the Reorganization Process. First, we will create a new class of common stock called Class A Common Stock and exchange each Founder Share into five shares of Class A Common Stock (the “Exchange”). Second, we will redeem the IPO Shares for cash, and in connection with such Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed (the “Distribution”). Finally, we will amend Article THIRD and delete Article SIXTH in its entirety from our Amended and Restated Certificate of Incorporation, which, among other things, require us to dissolve following the distribution of the Trust Account (the “Elimination”). Each of these actions is discussed in more detail below.

Adjustment of Capital Structure

Our board of directors believes it is essential, and in the best interest of stockholders, to retain the Company’s current management while the Company continues to evaluate its options with respect to seeking damages against some of the parties to the Agreement and the LOI and/or continues to seek acquisition targets or other uses for the Company. Our management has operated the Company since its formation. Each of our executive officers agreed not to take any compensation prior to the consummation of a business combination. As the Company did not consummate a business combination, our board of directors is concerned that management will consider leaving the Company, which would limit the Company’s ability to pursue acquisitions. Thus, our board of directors believes the best method to motivate management to remain with the Company and meet the Company’s corporate goals is to increase management’s ownership of the Company’s stock. Accordingly, our board of directors is proposing to adjust the Company’s capital structure in accordance with the Exchange Proposal. Following the implementation of the Exchange and the Redemption and Distribution, which is the subject of Proposal 2 below, the percentage ownership of the Company’s outstanding common stock held by our Insider Stockholders, including our executive officers, directors and their respective affiliates who purchased or received shares of common stock prior to our IPO, will increase from approximately 17.86% to approximately 90% and the aggregate percentage of the Company’s outstanding common stock owned by all other stockholders will decrease from approximately 82% to approximately 10%.

Elimination of Blank-Check Restrictions

The Company is proposing to eliminate all blank check company restrictions to which it is subject by amending Article THIRD and deleting Article SIXTH in its entirety from its Amended and Restated Certificate of Incorporation.

The form of the second Amended and Restated Certificate of Incorporation is set forth in Annex I.

The board of directors unanimously recommends that the stockholders vote “FOR” the Amendment Proposals.

PROPOSAL 1 — THE EXCHANGE PROPOSAL

Our board of directors has determined it is advisable to amend our Amended and Restated Certificate of Incorporation to adjust our capital structure to effectuate the Exchange.

The form of the second Amended and Restated Certificate of Incorporation is set forth in Annex I.

The Company proposes to create a new class of common stock called Class A Common Stock. The Class A Common Stock will have the same rights, preferences and privileges as our current shares of common stock. Holders of our common stock and Class A Common Stock will vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders. However, the Class A Shares will not participate in the Redemption, which is discussed below. Following the creation of the Class A Common Stock, we will exchange each Founder Share into five shares of Class A Common Stock. Founder Shares refer to the 625,000 shares of our common stock that were issued to our Insider Stockholders prior to our initial public offering. Holders of the IPO Shares will not participate in the Exchange. Following the Exchange and the Redemption and Distribution, the Insider Stockholders will own 100% of the Class A Common Stock and approximately 90% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposals are approved, the Exchange will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as promptly as practicable after the Special Meeting.

Required Vote

The adoption of the Exchange Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date. Moreover, the effectiveness of the Exchange Proposal will be conditioned upon the approval of both the Redemption and Distribution Proposal and the Elimination Proposal.

The board of directors unanimously recommends that the stockholders vote “FOR” the Exchange Proposal.

PROPOSAL 2 — THE REDEMPTION AND DISTRIBUTION PROPOSAL

Our board of directors has determined it is advisable to amend our Amended and Restated Certificate of Incorporation to adjust our capital structure to effectuate the Redemption and Distribution.

Following the approval of the Amendment Proposals and implementation of the Exchange, the Company will effect the Redemption and Distribution. Under the terms of the Redemption and Distribution, all IPO Shares will be cancelled and you will be entitled to receive (i) cash equal to a pro rata portion of the proceeds in the trust account, which as of December 31, 2008 is equal to approximately $9.91 per share and (ii) one share of common stock for every eight IPO Shares that are redeemed. While fractional shares will not be issued pursuant to the Distribution, the Company will round up the number of shares of common stock that you will receive to the nearest whole number. The Class A Common Stock (which were previously the Founder Shares) will not participate in the Redemption and Distribution. Following the Redemption and Distribution, the previous holders of the IPO Shares will own approximately 10% of the Company’s aggregate outstanding shares of common stock. If the Amendment Proposals are approved, the Redemption and Distribution is expected to occur as soon as practicable after filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as practicable after the Special Meeting, and upon completion of the Exchange.

Required Vote

The adoption of the Redemption and Distribution Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date. Moreover, the effectiveness of the Redemption and Distribution Proposal will be conditioned upon the approval of both the Exchange Proposal and the Elimination Proposal.

The board of directors unanimously recommends that the stockholders vote “FOR” the Redemption and Distribution Proposal.

PROPOSAL 3 — THE ELIMINATION PROPOSAL

The Company is proposing to eliminate all blank check company restrictions to which it is subject by amending Article THIRD and deleting Article SIXTH in its entirety from its Amended and Restated Certificate of Incorporation. The Company’s Amended and Restated Certificate of Incorporation requires us to dissolve and liquidate the Company as soon as reasonably practicable after the trust account distribution. In the judgment of our board of directors, the elimination of blank check company restrictions is desirable because it removes the requirement to dissolve the Company and allows it to continue as a corporate entity. Article THIRD limits our corporate existence to dissolving and winding up the company if a business combination is not consummated prior to the indicated termination date. Additionally, the Article SIXTH relates to the operation of the Company as a blank check company prior to the trust account distribution or consummation of a qualifying business combination. Among the Article’s SIXTH provisions is a requirement that IPO proceeds be held in the trust account until a business combination or liquidation of the Company has occurred and also requires that the terms of a proposed business combination be submitted for approval by the Company’s stockholders. These provisions would restrict the Company’s ability to pursue the acquisition of one or more operating companies and related financings after the distribution of the Trust Account to the holders of the Company’s common stock.

Required Vote

The adoption of the Elimination Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date. Moreover, the effectiveness of the Elimination Proposal will be conditioned upon the approval of both the Exchange Proposal and the Redemption and Distribution Proposal.

The board of directors unanimously recommends that the stockholders vote “FOR” the Elimination Proposal.

PROPOSAL 4 — THE DISSOLUTION AND PLAN OF DISTRIBUTION

If the Amendment Proposals are not approved at the Special Meeting, the Board of Directors is proposing the Company’s dissolution and Plan of Distribution for approval. Contingent upon the Amendment Proposals not being approved by the Company’s stockholders, the Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the Special Meeting. As required by Delaware law, the Board intends to approve the Plan of Distribution immediately following stockholder approval of the dissolution and Plan of Distribution and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Distribution is attached as Annex II to this proxy statement, and you are encouraged to read it carefully.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;
•	adopting a Plan of Distribution in or substantially in the form of Annex II to this proxy statement by Board action in compliance with Delaware law;
•	establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of the Company’s founders that were provided to Pinpoint at the time of its IPO;
•	giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to Pinpoint’s transfer agent for distribution according to the Plan of Distribution;
•	as provided in the Plan of Distribution, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to Pinpoint’s stockholders in accordance with Pinpoint’s charter;
•	if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;
•	winding up our remaining business activities; and
•	making tax and other regulatory filings.

Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Dissolution. In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation. The Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; and second, the remaining proceeds, if any, shall be distributed pro rata to our common stockholders in accordance with our Amended and Restated Certificate of Incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the IPO trust account.

As of December 31, 2008, we had approximately $46,073 in cash outside the IPO trust account. We had total liabilities of approximately $76,001 as of such date. We currently have net liabilities (excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $29,928, or $0.001 per public share. We expect to pay the Company’s liabilities in full or in a reduced amount agreed to by the relevant creditor(s). In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by our executive officers or pursuant to arrangements they procure at no cost to the Company pursuant to, but not in excess of, their indemnification obligations.

The indemnification obligations of our founders provide that they will indemnify Pinpoint as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the Trust Account.

Pinpoint has liabilities as of December 31, 2008 of approximately $8,750 for federal and state income taxes and Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the Trust Agreement, amounts owed for taxes will be deducted from amounts in the Trust Account prior to distributions to the stockholders in accordance with the Plan of Distribution. Although Pinpoint is not aware of any other liabilities that will not be covered by the indemnification agreements of our founders, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Pinpoint pursuant to the Plan of Distribution could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Required Vote

The adoption of the Dissolution Proposal will require the affirmative vote of a majority of the shares of our common stock that are issued and outstanding as of the record date.

Our Board of Directors has unanimously approved the dissolution of the Company and unanimously recommends that our stockholders vote “FOR” the Dissolution Proposal if they do not vote “FOR” each of the Amendment Proposals.

PROPOSAL 5 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Company’s Board of Directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve either the Amendment Proposals or the Dissolution Proposal.

Consequences if Adjournment Proposal is not Approved

If an Adjournment Proposal is presented at the Special Meeting and is not approved by the stockholders, the Company’s Board of Directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve either the Amendment Proposals or the Dissolution Proposal. In such event, the Company will not be able to dissolve and liquidate until it receives stockholder approval for such dissolution.

Required Vote

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the Special Meeting. If either the Amendment Proposals or the Dissolution Proposal is approved, we will not present the Adjournment Proposal to stockholders for a vote.

The Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the Adjournment Proposal.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Please read the following discussion together with the financial statements and related notes appearing elsewhere in this proxy statement. This section contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of December 31, 2008. Actual results may differ materially from those included in such forward-looking statements. Factors which could cause actual results to differ materially include those set forth in our Form 10-K for the year ended December 31, 2007, (“10-K”) and under the heading “Cautionary Statement for Forward Looking Statements”, discussed elsewhere in this proxy statement.

Overview

We were formed as a blank check company on September 6, 2006 for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a business that has operations or facilities located in Israel or which is a company operating outside of Israel, which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector.

Termination of Merger

On October 27, 2008, Pinpoint announced it had entered into a letter of intent (the “LOI”) to effectuate a business combination (the “Business Combination”) with a privately-held company and negotiated and executed a definitive agreement (the “Agreement”) with respect to the Business Combination. The Company believes a binding, definitive agreement was executed by all parties and is currently reviewing all available legal options.

Because one of the largest shareholders of the company with which we were seeking to effectuate the Business Combination claimed it never released its signature to the Agreement, and has indicated its position that no binding agreement currently exists, our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) requires us to distribute to holders of shares of our common stock issued in our initial public offering (“IPO Shares”) all amounts in the trust account (the “Trust Account”) that we established at the consummation of our initial public offering (“IPO”) and into which a certain amount of the net proceeds of the IPO were deposited (the “Redemption”).

Results of Operations

Net income (Loss) of $(387,073) and $397,249 reported for the year ended December 31, 2008 and 2007 respectively, consists primarily of $806,717 of expenses for administrative services, $43,775 for franchise taxes and $4,397 for federal income taxes. Interest on the trust fund investment was $467,816.

Gross proceeds from the IPO were $30,250,000 (including the over-allotment option and warrants sold privately). We paid a total of $1,349,900 in underwriting discounts and commissions, and approximately $449,000 was paid for costs and expenses related to the IPO. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the IPO were approximately $28,451,000, of which $28,366,000 was deposited into the Trust Account. The remaining proceeds are available to be used by us to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Commencing on April 19, 2007 and ending upon the acquisition of a target business, we began incurring a fee from New Pole Ltd., an affiliate of Ronen Zadok, our chief financial officer, of $7,500 per month for providing us with office space and certain general and administrative services. In addition, Mr. Zadok advanced $151,210 to us for payment on our behalf of IPO expenses. This amount was repaid following the IPO from the net proceeds of the IPO.

Liquidity and Capital Resources

As of December 31, 2008, we had approximately $46,073 of cash available for general corporate purposes and $28,491,250 of cash held in trust. The cash and cash held in trust were generated by the proceeds from the IPO of approximately $28,750,000, the proceeds of the sale of founder securities of $1,500,000, and $1,365,361 of interest earned on the funds since the IPO.

We placed $28,491,250 of the net proceeds from the IPO of our units and sale of founder securities in trust and the remaining amount was held outside of the Trust Account. As of December 31, 2008, we believe our remaining balance of $46,073 available for general corporate purposes is sufficient to allow us to return the funds held in the Trust Account to our public stockholders as soon as reasonably practicable.

If third parties make claims against us, the proceeds held in the Trust Account could be subject to those claims, resulting in a further reduction to the per share liquidation price. Under Delaware law, our stockholders who have received distributions from us may be held liable for claims by third parties to the extent such claims are not been paid by us. Furthermore, our warrants will expire worthless if we liquidate before the completion of a Business Combination.

In connection with the IPO, Maxim Group LLC has agreed to defer payment of the remaining three percent (3%) of the gross proceeds ($862,500) until completion of a business combination. The 3% deferred fee will become part of the funds returned to our public stockholders from the Trust Account upon the distribution of the Trust Account to our public stockholders.

Other than contractual obligations incurred in the ordinary course of business, we do not have any other long-term contractual obligations.

Critical Accounting Policies

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. These generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant accounting policies are described in the notes to the consolidated financial statements included in our annual report on Form 10-K. Judgments and estimates of uncertainties are required in applying our accounting policies in many areas. Management has discussed the development and selection of these policies with the Audit Committee of the Company’s Board of Directors, or its equivalent, and the Audit Committee of the Board of Directors, or its equivalent, has reviewed the Company’s disclosures of these policies. There have been no material changes to the critical accounting policies or estimates reported in the Management’s Discussion and Analysis section of the audited financial statements for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

Recent Accounting Pronouncements

Effective January 1, 2008, we adopted the provisions of Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements” for financial assets and liabilities, as well as any other assets and liabilities that are carried at fair value on a recurring basis in the financial statements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, the Financial Accounting Standards Board (“FASB”) having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurements. There was no impact to our condensed consolidated financial statements upon adoption of SFAS 157. On February 12, 2008, the FASB issued FASB staff position No. FAS 157-2, “Effective Date of FASB Statement 157” which defers the provisions of SFAS 157 for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. We are required to adopt SFAS 157 for nonfinancial assets and liabilities in the first quarter of fiscal 2009. Currently, we do not have any non-financial assets or liabilities that are required to be measured at fair value on a recurring basis.

Effective January 1, 2008, we adopted Statement of Financial Accounting Standards No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value reporting option for any assets and liabilities not previously recorded at fair value and accordingly, the adoption of SFAS 159 did not have an impact on our condensed consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Oversignt Board Amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial position, statement of operations or cash flows.

Off-Balance Sheet Arrangements

As of December 31, 2008, there were no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of December 31, 2008 (unless otherwise indicated), based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of our outstanding shares of our common stock, (ii) each director and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. If the Amendment Proposals are approved, all of the shares of common stock owned by our directors and executive officers will be exchange into Class A Shares. Following the Exchange, our directors and executive officers will own 100.0% of our outstanding Class A Shares, and approximately 90% of our aggregate outstanding shares of common stock.

Beneficial Ownership of Securities

Name and Address of Beneficial Owner(1)	No. of Shares(2)	Percentage of Common Stock(3)
Ronen Zadok, Chief Financial Officer, Secretary, Director	140,625	4.02%
Adiv Baruch, President, Chief Executive Officer, Director	140,625	4.02%
Yaron Schwalb, Chief Technology Officer, Director	140,625	4.02%
Yoav Schwalb, Director	140,625	4.02%
Jacob Perry, Chairman of the Board of Directors	62,500	1.79%
Bulldog Investors(4)	408,675	11.68%
Fir Tree, Inc.(5)	241,000	6.90%
Pacific Assets Management, LLC(6)	304,700	8.71%
QVT Financial LP(7)	200,000	5.71%
Andrew M. Weiss, Ph.D.(8)	178,965	5.11%
Korenvaes Capital Partners, LP(9)	252,000	7.2%
All directors and executive officers as a group (5 individuals)	625,000	17.86%

(1)	Unless otherwise indicated, the business address of each of the individuals is 4 Maskit Street, Herzeliya, Israel 46700.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(3)	The percentage ownership before and after the public offering of our stock for all executive officers and directors does not include the shares of common stock underlying the insider warrants sold in the private placement. Assumes none of the (a) 2,875,000 Warrants to purchase shares of our common stock included in the Company’s initial public offering units were exercised, (b) none of the 1,500,000 warrants to purchase shares of our common stock sold to our directors as described were exercised and (c) none of the 125,000 warrants to purchase shares of common stock underlying the underwriters’ unit purchase option are exercised.
(4)	Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors. Bulldog Investors has the sole power to vote 316,450 shares of the 408,675 common stock and shared voting power of the remaining 92,225 shares. Bulldog Investors has sole dispositive power over the entire 408,675 shares of common stock.
(5)	Fir Tree, Inc. (“Fir Tree”) is the investment manager for Fir Tree SPAC Holdings 2, LLC (“SPAC 2”), which beneficially owns 241,000 shares of common stock. Fir Tree SPAC Master Fund, L.P. (“Master Fund”) is the sole member of SPAC 2. SPAC 2 may direct the vote and disposition of the common stock and Fir Tree has been granted investment discretion over the common stock held by SPAC 2. Master Fund has the right to receive dividends from and the proceeds from the sale of the common stock held by SPAC 2.
(6)	Pacific Assets Management, LLC (“PAM”) is the investment advisor to JMG Triton Offshore Fund, Ltd. (the “Fund”), which has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, 304,700 shares of common stock. Pacific Capital Management, Inc. (“PCM”) is a member of the Fund and each of Messrs. Jonathan M. Glaser, Daniel Albert David and Roger Richter (collectively with PAM, the Fund and PCM, the “Filers”) are control persons of PAM and PCM. The Filers share voting and dispositive power over the common stock. The address of PAM, PCM and

Messrs. David and Richter is 100 Drakes Landing, Suite 207, Greenbrae, California 94904. The address of the Fund is Ogier Fiduciary Services (BVI) Ltd., Nemours Chambers, P.O. Box 3170, Road Town, Tortola, BVI VG1110. The address of Mr. Glaser is 11601 Wishire Boulevard, Suite 2180, Los Angeles, California 90025.
(7)	QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 179,728 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 20,272 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 200,000 shares of common stock, consisting of the shares owned by the Fund and Quintessence. QVT Financial GP LLC, as general partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock as QVT Financial. QVT Associates GP LLC, as general partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by the Fund and Quintessence. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of common stock held by the Fund and Quintessence. QVT Associates GP LLC disclaims beneficially ownership of all shares of common stock owned by the Fund or Quintessence, except to the extent of its pecuniary interest therein. The address for QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The address for QVT Fund LP is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.
(8)	As indicated by a filing made on December 29, 2008, Andrew M. Weiss, Ph.D. is the managing member of Weiss Asset Management LLC (“WAM”), which is the sole general partner of a private investment partnership that holds 125,276 shares of common stock. Dr. Weiss is also the managing member of Weiss Capital LLC (“WC”), which is sole investment manager of a private investment corporation that holds 53,689 shares of common stock. Dr. Weiss disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.
(9)	As indicated by a filing made on March 26, 2009, Harlan B. Korenvaes is the managing member and control person of Korenvaes LLC (“KLLC”). KLLC is the general partner of Korenvaes Capital Management LP. (“KCM”). KCM is the general partner and investment manager of Korenvaes Capital Partners LP, a security holder of the Company.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Pinpoint consummated its IPO on April 25, 2007. In the IPO, Pinpoint sold 2,500,000 units, each consisting of one share of Pinpoint’s common stock and one warrant to purchase a share of common stock. The units were quoted on the OTCBB from the consummation of the IPO under the symbol PPACU. On May 30, 2007, the common stock and warrants included in the units began trading separately and the trading in the units continued. The units, shares of Pinpoint common stock and warrants are currently quoted on the OTCBB under the symbols “PPACU”, “PPAC” and “PPACW”, respectively. The closing prices of the units, common stock and warrants of Pinpoint on January 15, 2009, were $10.10, $9.68 and $0.0005, respectively. Each warrant entitles the holder to purchase from Pinpoint one share of common stock at an exercise price of $7.50 commencing on the consummation of a business combination. The Pinpoint warrants will expire at 5:00 p.m., New York City time, on April 19, 2011, or earlier upon redemption. Prior to April 25, 2007, there was no established public trading market for Pinpoint’s securities.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of our common stock, warrants and units as reported on the OTCBB.

	Units (PPACU)		Common Stock (PPAC)		Warrants (PPACW)
	High	Low	High	Low	High	Low
2007:
Second Quarter (from Inception, April 25, 2007)	$10.50	$10.00	$9.13	$9.13	$1.36	$1.14
Third Quarter	$10.40	$9.71	$9.32	$9.13	$1.18	$0.72
Fourth Quarter	$10.20	$10.00	$9.33	$9.24	$0.94	$0.80
2008:
First Quarter	$10.00	$9.70	$9.25	$9.15	$0.80	$0.50
Second Quarter	$9.85	$9.70	$9.60	$9.15	$0.50	$0.35
Third Quarter	$9.92	$9.73	$9.65	$9.28	$0.36	$0.27
Fourth Quarter	$10.105	$9.49	$9.76	$9.28	$0.16	$0.0005

Holders

As of December 31, 2008, there was one holder of record of units and six holders of record of the common stock.

Dividends

We have not paid any cash dividends on our common stock. It is the present intention of the board of directors to retain earnings, if any, for use in the business operations and, accordingly, the Board does not anticipate declaring dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 3,500,000 shares of common stock are outstanding, held by six record holders. No shares of preferred stock are currently outstanding.

Common Stock

Holders of our common stock, and Class A Shares if the Amendment Proposals are approved, are entitled to one vote for each share held of record on all matters to be voted on by stockholders. However, if we become subject to Section 2115(b) of the California Corporation Code, our stockholders will have the right to cumulative voting in the election of directors. If the Amendment Proposals are approved, Founder Shares will be exchanged into a corresponding number of Class A Shares and IPO Shares will be redeemed for cash. In connection with such redemption, we will distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. In the event the Amendment Proposals are approved, the board of directors will no longer be divided into classes.

Since we will not consummate a qualifying business combination prior to our termination date, our public stockholders are entitled to share ratably in the Trust Account, inclusive of any interest, if any, not previously paid to us, net of taxes, if any.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have warrants outstanding to purchase 4,500,000 shares of common stock. In the event stockholders approve the Reorganization Process, each warrant will entitle the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the completion of a business combination. Assuming the Amendment Proposals have been approved, we would have approximately 4,479,911 warrants outstanding.

The warrants expire on April 19, 2011 and may be redeemed:

•	in whole and not in part;
•	at a price of $.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last closing sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza level, New York, New York, 10038.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy of these reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may also access the Company’s reports, proxy statements and other information at the SEC’s web site at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals for consideration by the Company’s board of directors at the Company’s next Annual Meeting of Stockholders should submit them in writing to the attention of our corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

FINANCIAL STATEMENTS
As of December 31, 2008

In U.S. Dollars

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Pinpoint Advance Corp.

We have audited the accompanying balance sheets of PINPOINT ADVANCE CORP. a corporation in the development stage (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008 and December 31, 2007, for the period from inception (September 6, 2006) to December 31, 2007 and for the period from inception (September 6, 2006) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company’s Certificate of Incorporation provided for mandatory liquidation of the Company in the event that the Company did not consummate a business combination within 18 months from the date of the consummation of its initial public offering (“Offering”) (such date was October 25, 2008) or 24 months from the consummation of the Offering if certain extension criteria had been satisfied (such date was April 25, 2009). In October 2008 the Company announced its termination of a letter of intent for potential business combinations plans as well as its plan to distribute the amount held in the Trust Fund to its stockholders and to adopt a plan for continued corporate existence.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from inception (September 6, 2006) to December 31, 2007 and for the period from inception (September 6, 2006) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will liquidate the Trust Fund and distribute the proceeds among its stockholders following approval of a resolution to distribute the Trust Fund by the Company’s stockholders at the forthcoming stockholders’ meeting. Additionally, outside of the Trust Fund the Company has a remaining cash balance of $46,073, current liabilities of $76,001, accumulated deficit of $18,764 and expects to incur costs in pursuit of its acquisition plans for which further financing will be required. The possibility that such further financing and acquisitions will not be consummated raises substantial doubt as to its ability to continue as a going concern.

/s/ Ziv Haft

Certified Public Accountants (Isr.)
a BDO member firm

Tel-Aviv, Israel
March 18, 2009

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

BALANCE SHEET

	December 31, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$8,380	$70,860
Deposit	317	317
Cash held in trust (Note 1)	28,528,943	29,038,765
Prepaid expense	11,111	27,778
Total Assets	$28,548,751	$29,137,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Deferred underwriting fees (Note 5)	$—	$862,500
Deferred legal fees (Note 5)	—	100,000
Accrued expenses and other accounts payable	76,001	277,898
Common stock subject to conversion	28,491,250	—
Total current liabilities	28,567,251	1,240,398
Common Stock subject to possible redemption, 862,212 shares, at redemption value (Note 1)	—	8,625,740
Commitments (Note 6)
Stockholders’ Equity (note 2)
Preferred stock – $.0001 par value; 1,000,000 authorized; none issued or outstanding
Common stock – $.0001 par value; 20,000,000 Authorized; 2,637,788 issued and outstanding (excluding of 862,212 shares subject to possible Redemption)	264	264
Additional paid-in capital	—	19,000,986
Earnings (Deficit) accumulated during the development stage	(18,764)	270,332
Total stockholders’ equity	(18,500)	19,271,582
Total liabilities and stockholders’ equity	$28,548,751	$29,137,720

The Accompanying Notes Should Be Read in Conjunction With the Financial Statements

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Period from September 6, 2006 (Inception) to December 31, 2006	For the Period from September 6, 2006 (Inception) to December 31, 2008
State franchise tax	$43,775	$43,775	$—	$87,550
Formation and operating costs	—	—	1,000	1,000
Other general and administrative expenses	805,334	251,001	7,000	1,063,335
Bank charges	1,383	1,147	140	2,670
Loss from operation	(850,492)	(295,923)	(8,140)	(1,154,555)
Interest income	467,816	897,815	—	1,365,631
Income (Loss) before provision for income tax	(382,676)	601,892	(8,140)	211,076
Provision for income tax	4,397	204,643	—	209,040
Net (Loss) income for the period	$(387,073)	$397,249	$(8,140)	$2,036
Accretion of trust fund relating to common stock subject to possible redemption	115,735	(118,777)	—	(3,042)
Net (Loss) income attributable to other common stockholders	$(271,338)	$278,472	$(8,140)	$(1,006)
Net earnings per share -
basic	$(0.1)	$0.14
diluted	$(0.1)	$0.10
Weighted average shares outstanding
basic	2,637,788	2,002,360
diluted	2,637,788	2,855,768
Net earnings per share subject to possible conversion
basic	$(0.13)	$0.2
diluted	$(0.13)	$0.17
Weighted average shares outstanding subject to possible conversion
basic	862,212	590,016
diluted	862,212	702,844

The Accompanying Notes Should Be Read in Conjunction With the Financial Statements

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period from September 6, 2006 (Inception) to December 31, 2008

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance September 6, 2006 (inception)	—	$—	$—	$—	$—
Common stock issued September 6, 2006 at $.0001 per share	828,125	83	24,917		25,000
Net loss for the period				(8,140)	(8,140)
Balances at December 31, 2006	828,125	83	24,917	(8,140)	16,860
Shares decreased as a result of a reverse split	(203,125)	(20)	20	—	—
Proceeds from sale of underwriter’s purchase option	—	—	100	—	100
Proceeds from issuance of warrants	—	—	1,500,000	—	1,500,000
Sale of 2,875,000 units through public offering net of underwriter’s discount and offering expenses and net of $8,506,963 of proceeds allocable to 862,212 shares of common stock subject to possible conversion	2,012,788	201	17,475,949	—	17,476,150
Net income for the period	—	—	—	397,249	397,249
Accretion of trust fund relating to common stock subject to possible conversion	—	—	—	(118,777)	(118,777)
Balances at December 31, 2007	2,637,788	264	19,000,986	270,332	19,271,582
Net loss for the period	—	—	—	387,073)	(387,073)
Accretion of trust fund relating to common stock subject to possible conversion	—	—	—	115,735	115,735
Reclassification of underwriting and legal fees to additional paid-in capital			962,500		962,500
Reclassification of common stock value subject to redemption to current liability			(19,963,486)	(17,758)	(19,981,244)
Balances (Deficit) at December 31, 2008	2,637,788	$264	$—	$(18,764)	$(18,500)

The Accompanying Notes Should Be Read in Conjunction With the Financial Statements

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Period from September 6, 2006 (Inception) to December 31, 2006		For the Period from September 6, 2006 (Inception) to December 31, 2008
Operating activities
Net (Loss) income for the period	$(387,073)	$397,249		$(8,140)	$2,036
Increase in accrued expenses and other accounts payable	(201,897)	488,059		—	286,162
(Increase) Decrease in prepaid expenses	16,667	(27,778)		—	11,111
(Increase) Decrease in interest receivable in trust	91,847	(91,847)		—	—
Net cash provided (used) in operating activities	(480,456)	765,683		(8,140)	(277,087)
Investing activities
Cash contributed to Trust Fund	417,976	(28,946,918)		—	(28,528,942)
Net cash used in investing activities	417,976	(28,946,918)		—	(28,528,942)
Financing activities
Proceeds from issuance of common stock to initial stockholders	—	—		25,000	25,000
Proceeds from loans from related party	—	33,210		118,000	151,210
Payment of loans from related party	—	(151,210)		—	(151,210)
Deposit	—	622		(939)	(317)
Short term bank credit	—	(40)		40	—
Payment of Deferred offering cost	—	(76,200)		(133,961)	(210,161)
Proceeds from issuance of insider warrants	—	1,500,000		—	1,500,000
Proceeds from purchase of underwriter’s purchase option	—	100		—	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	—	8,506,963		—	8,506,963
Net proceeds from sale of units through public offering allocable to:	—
Stockholders’ equity		18,438,650			18,438,650
Net cash provided by financing activities	$—	$28,252,095		$8,140	$28,260,235
Net increase (Decrease) in cash	$(62,480)	$70,860	$	(—)	$8,380
Cash
Beginning of period	70,860	—		—	—
End of period	$8,380	$70,860		$—	$8,380
Supplemental disclosure of non-cash activity:
Fair value of underwriter’s purchase option included in offering costs		738,750
Deferred legal fees against additional paid-in capital		100,000			100,000
Deferred underwriting fees against additional paid-in capital		862,500			862,500
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	244,040	43,815

The Accompanying Notes Should Be Read in Conjunction With the Financial Statements

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities

Organization and Activities:  Pinpoint Advance Corp. (the “Company”) was incorporated in Delaware on September 6, 2006, as a blank check company that was formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination (a “Business Combination”) with a business that has operations or facilities located in Israel or which is a company operating outside of Israel, specifically in Europe, which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector (“Target Business”). All activity from inception (September 6, 2006) through December 31, 2008 was related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on April 19, 2007. On April 25, 2007, the Company completed a private placement (“Private placement”) and received net proceeds of $1.5 million. The Company consummated the Offering on April 25, 2007 for net proceeds of approximately $27 million (including the over allotment). The Company’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition. However, there is no assurance the Company will be able to successfully effect a Business Combination.

Management has agreed that $28.37 million or $9.91 per Unit sold in the Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which $0.30 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee they will execute such agreements.

The Company’s certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to Company stockholders prior to the consummation of a business combination, including:

•	Requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;
•	Common stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon, but net of taxes payable on interest earned), divided by the number of shares sold in the Offering, or approximately $9.94 per share based on the value of the Trust Fund as of December 31, 2008. As a result of the Conversion Right, $8,573,267 (including accretion of $66,304) relating to 862,212 shares of Common Stock subject to possible conversion, has been classified in temporary equity as Common Stock subject to possible conversion on the accompanying balance sheet as of December 31, 2008. The Company will not complete any business combination if public stockholders owning 30% or more of the shares sold in the Company’s initial public offering vote against the Business Combination and exercise their redemption rights. Even if less than 30% of the stockholders, as described above, exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities  – (continued)

Company with funds less than a fair market value equal to at least 80% of the amount in the trust account (excluding any funds held for the benefit of the underwriters) at the time of such acquisition, which amount is required for the initial business combination. In such event the Company may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.
•	Prohibition against completing a business combination if 20% or more of those stockholders who purchased shares in the Offering and the private placement exercise their conversion rights in lieu of approving a business combination;
•	The right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	A requirement that in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Offering or 24 months after the consummation of the Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, the Company’s purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that the Company reserves its rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against the Company;
•	Requirement that management take all actions necessary to liquidate the Trust Account to the Company’s public stockholders as part of its plan of dissolution and liquidation in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Offering or 24 months after the consummation of the Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;
•	Limitation on stockholders’ rights to receive a portion of the Trust Account so that they may only receive a portion of the Trust Account as part of its plan of dissolution and liquidation or upon the exercise of their conversion rights; and
•	The bifurcation of the Company’s board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Recent Events

As a result of the Company’s intent to return the proceeds held in the trust fund to common stockholders, $28,491,250 ($9.91 per unit) has been classified as a current liability in the accompanying balance sheet at December 31, 2008

Note 2 — Offering

In the Offering (which closed on April 25, 2007), the Company sold to the public 2,875,000 Units (the “Units” or a “Unit”) at a price of $10.00 per Unit. Each Unit consists of one share and one warrant. Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $7.50. Proceeds from the initial public offering and a private placement which closed simultaneously totaled approximately $28.5 million, which was net of approximately $1.6 million in underwriting fees and other expenses paid at closing.

The Company also sold to underwriters for $100 an option to purchase up to 125,000 Units (Note 6).

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Cash and Cash Equivalents — Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of December 31, 2008.

Trust Account — The Company’s restricted cash and cash equivalents held in the Trust Account at December 31, 2008 is invested in a money market fund. The Company recognized interest income $1,365,631 from inception (September 6, 2006) to December 31, 2008 on such money market fund, which is included in interest income on the accompanying statements of operations.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Income Per Share — Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Basic earnings per share subject to possible conversion is calculated by dividing accretion of Trust Account relating to common stock subject to possible conversion by 862,212 common shares subject to possible conversion. Diluted earnings per share reflect the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 1,500,000 outstanding warrants, issued in connection with the private placement described in Note 1 and the warrants issued in connection with the public offering has not been considered in the diluted net earnings per share since the warrants are contingently exercisable. The effect of the 125,000 Units included in the underwriters purchase option, as described in Note 2, along with the warrants underlying such Units, has not been considered in the diluted earnings per share calculation since the market price of the Unit was less than the exercise price during the period.

Fair Value of Financial Instruments — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at December 31, 2008.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments. The Company does not have any derivatives as of December 31, 2008.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements –

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies  – (continued)

and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141 (R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidate financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring it, and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. SFAS 157 is effective for years beginning after November 15, 2007. The Company is evaluating the impact, if any, the adoption of this statement will have on its consolidated results of operations, financial position or cash flows.

In February 2008, the FASB issued FSP 157-2, “Partial Deferral of the Effective Date of Statement 157” (“FSP 157-2”). FSP 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS 157 on nonfinancial assets and nonfinancial liabilities, but does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4 — Deffered Underwriting Fee

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering.

Pursuant to the Underwriting Agreement, the Company was obligated to the underwriters for certain fees and expenses related to the Offering, including underwriting discounts of $2,262,500 (with over allotment exercised). The Company paid $1,400,000 of the underwriting discount upon closing of the Offering (including the over allotment). The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $862,500 will be deferred until consummation of the Business Combination, if at all.

In connection with the Offering, the Company entered into an engagement agreement (the “Engagement Agreement”) with its legal counsel in the Offering. Pursuant to the Engagement Agreement, the Company was obligated to its legal counsel for certain fees and expenses related to the Offering, including an aggregate legal fee of $250,000. The Company paid $150,000 of the legal fee upon closing of the Offering. The Company and its counsel have agreed that payment of the balance of the legal fee of $100,000 will be deferred until

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Deffered Underwriting Fee  – (continued)

consummation of the Business Combination. If the Business Combination does not occur, these deferred fees will be distributed to the stockholders as part of the liquidation of the Company.

As discussed in Note 1, those fees have been reclassified to Additional Paid-in capital and will not be payable upon liquidation.

Note 5 — Commitments

The Company has agreed to pay a monthly fee of $7,500 to an affiliate of Ronen Zadok, commencing on the date of the Offering for office space and certain general and administrative services. In addition the officers and directors of the Company will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on behalf of the Company.

The initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation. The initial stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering. The shares of common stock underlying the underwriter’s option are subject to similar registration rights.

Note 6 — Warrants and Option to Purchase Common Stock

The Company has agreed to pay the underwriter in the Offering an underwriting discount of 7% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds (excluding the over-allotment option) of the Offering. However, the underwriter has agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination, and has waived its right to receive such payment upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company has sold to the underwriter for $100, an option to purchase up to 125,000 Units at $11 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Offering. This option commences on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Offering and expires five years from the date of the prospectus. The Company estimates that the fair value of the underwriter’s Option is approximately $738,750 ($5.91per Unit) using a Black-Scholes option-pricing model. The fair value of the Underwriter’s Option has been estimated using the following assumptions: (1) expected volatility of 69.95% (2) risk-free interest rate of 4.8% and (3) contractual life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of Israeli technology companies with market capitalizations between $50 million – $100 million that trade on US Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (5 years). The Company has accounted for these purchase options as a cost of raising capital and has included the instrument as equity in its financial statements. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

Immediately prior to the Offering the Company sold to certain of the initial stockholders 1,500,000 warrants (“Private Warrants”), for an aggregate purchase price of $1,500,000. All of the proceeds received from the sale of the Private Warrants were placed in the Trust Account. The Private Warrants are identical to the Warrants sold in the Offering except that the warrants included therein are not redeemable while held by the insider or his permitted transferees. All of the Company’s stockholders prior to the Offering (“Initial Stockholders”) agreed to vote the shares of common stock owned by them immediately before the Offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders and the holders of the shares of common stock included in the Private Warrants agreed to vote in

PINPOINT ADVANCE CORP.
(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Warrants and Option to Purchase Common Stock  – (continued)

favor of a business combination proposed to the Company’s stockholders. All of such holders have waived their rights to participate in any liquidation distribution occurring upon failure of the Company to consummate a business combination.

The public warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Such warrants are only exercisable to the extent the Company is able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless.

Note 7 — Capital Stock

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors

Common Stock

On February 20, 2007, the number of outstanding shares decreased from 828,125 shares to 625,000 shares as a result of a reverse split of the Company’s common stock.

On April 25, 2007, the number of outstanding shares was 3,125,000 after consummating the initial public offering.

On May 2, 2007, the number of outstanding shares was 3,500,000 after exercising the over-allotment option.

Note 8 — Subsequent Event

On October 27, 2008, the Company announced it executed a letter of intent to effectuate a business combination with a privately-held company with its headquarters in Israel (the “LOI”). All parties to the LOI negotiated the terms of a definitive agreement and in fact, a definitive agreement (the “Agreement”) was executed by all parties to the LOI. However, one of the parties to the Agreement claimed it never released its signature thereto and has since indicated that it no longer wished to pursue the proposed business combination.

The Company believes a binding, definitive agreement was executed by all parties and is currently reviewing all available legal options. However, because one of the parties has indicated its position that no binding agreement currently exists and that it does not wish to continue with negotiations at this time, the Company has determined to liquidate the trust account established by the Company for the benefit of its public stockholders, and to return funds to the holders of shares of the Company common stock issued in its initial public offering, in accordance with its IPO prospectus and the terms of its amended and restated certificate of incorporation.

ANNEX I

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
PINPOINT ADVANCE CORP.

Pinpoint Advance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Pinpoint Advance Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 6, 2006, under the name of Pinpoint Advance Corp.

2. The date of filing of the Amended and Restated Certificate of Incorporation of Pinpoint Advance Corp. with the Secretary of State was February 20, 2007.

3. This Second Amended and Restated Certificate of Incorporation of Pinpoint Advance Corp., in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

4. This Second Amended and Restated Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by reference.

5. This Certificate shall be effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed by its President on this  day of , 2009.

PINPOINT ADVANCE CORP.

By:	/s/ Adiv Baruch Adiv Baruch President

Exhibit A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PINPOINT ADVANCE CORP.

FIRST: The name of the corporation is Pinpoint Advance Corp (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (“GCL”).

FOURTH: The Corporation shall have authority to issue 15,000,000 shares of Common Stock, par value $0.0001, 5,000,000 shares of Class A Common Stock, par value $0.0001, and 1,000,000 shares of Preferred Stock, par value $0.0001. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of common stock of the Corporation, voting together as a single class.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in this Article Fourth or in any Preferred Stock Designation, the holders of the common stock shall exclusively possess all voting power. The holders of shares of Common Stock and Class A Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

C. Exchange of Common Stock. Upon the filing of this Second Amended and Restated Certificate of Incorporation, each share of Common Stock outstanding immediately prior to such filing issued prior to the Corporation’s intial public offering to Ronen Zadok, Adiv Baruch, Yoav Schwab, Yaron Schwalb and Jacob Perry shall, by virtue of the filing of this Second Amended and Restated Certificate of Incorporation and without any action on the part of the holders thereof, hereafter be reclassified as Class A Common Stock, on the basis of five shares of Class A Common Stock per each share of Common Stock so reclassified, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

D. Redemption of Common Stock. Subsequent to the filing of this Second Amended and Restated Certificate of Incorporation, each share of Common Stock issued in the Corporation’s initial public offering and outstanding immediately prior to such filing shall be redeemed by the Corporation without any action on the part of the holders thereof, for cash in the amount of $9.91. In connection with the redemption of such shares, the Corporation shall distribute one share of Common Stock per eight shares of Common Stock so redeemed, which shares of Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Fractional shares will not be issued pursuant to the redemption and the Corporation will round up the number of shares of Common Stock that will be issued to the nearest whole number.

E. Class A Common Stock

(1) Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Common Stock shall receive Common Stock.

(2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation (in each case, after the redemption described above), the holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock, if any, have been satisfied.

(3) Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the GCL, the holders of Class A Common Stock and the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote or for the consent of stockholders (including the election of directors).

(4) Conversion. Each share of Class A Common Stock shall be convertible into one fully paid and nonassessable share of Common Stock at the option of the holder thereof at any time.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in, the manner provided in the Bylaws of the Corporation.

B. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

C. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

D. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

E. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SIXTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.

ANNEX II

PLAN OF DISTRIBUTION
OF
PINPOINT ADVANCE CORP.
(A Dissolved Delaware Corporation)

This Plan of Distribution (or “Plan”) of Pinpoint Advance Corp. (the “Company”) is dated this [    ] day of [        ], 2009.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on [    ], 2009 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending December 31, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2. Liabilities for federal and state income taxes (“Tax Liabilities”); and

3. The Company’s obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus.

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, the Company’s founders, by their adoption of this Plan do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company from the claims of vendors or other entities that are owed money to the Company for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the trust account and provided further, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other than the Public Stockholders.

NOW THEREFORE, the Company adopts the following Plan of Distribution, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors of the Company (the “Board”) after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PINPOINT ADVANCE CORP.

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Ronen Zadok and Adiv Baruch, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Pinpoint Advance Corp. (“Pinpoint”) at the special meeting of stockholders of Pinpoint to be held on May 15, 2009, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

1.	Proposal 1: to approve the amendment to the Amended and Restated Certificate of Incorporation to create a new class of common stock called Class A Common Stock and exchange each Founder Share for five shares of Class A Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Proposal 2: to approve the amendment to the Amended and Restated Certificate of Incorporation to redeem the IPO shares for cash from the trust account in an amount per share of not less than the amount required by the Amended and Restated Certificate of Incorporation, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every eight IPO Shares redeemed.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal 3: to approve the amendment to the Amended and Restated Certificate of Incorporation (Proposal Three together with Proposal One and Two, the “Amendment Proposals”) to eliminate the blank check company restrictions by amending Article THIRD and deleting Article SIXTH in its entirety.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Proposal 4: to approve the dissolution of the Company (the “Dissolution Proposal”) and the proposed Plan of Distribution submitted to stockholders at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Proposal 5: to approve the Adjournment Proposal – to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, Pinpoint would not have been authorized to consummate the Amendment Proposals or the Dissolution Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 5.

Our Board of Directors believes the Amendment Proposals and the Adjournment Proposal are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3 and 5 and “AGAINST” Proposal 4. If you vote “AGAINST” Proposal 1, our Board of Directors unanimously recommends that you vote “FOR” Proposal 4.

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In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Dated	, 2009
Signature of Stockholder
Signature of Stockholder (if held jointly)

NOTES:

1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2. To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by 11:59 p.m., Eastern Time, on May 14, 2009 at the offices of our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

3. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY

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